STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated the 29th day of November, 2012, and entered into by and between West Side Investment Management, Inc., a Nevada corporation (“Seller”) and Euronet Worldwide, Inc., a Delaware corporation (the “Company”).
RECITALS:
A. Seller desires to sell to the Company 1,884,597 shares of common stock, $0.02 par value per share of the Company (“Common Stock”).
B. The Company is willing to purchase such shares upon the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, each party hereby agrees as follows:

1.    Sale and Purchase of Stock
1.1. Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to the Company at Closing, and the Company agrees to purchase from Sellers at Closing, 1,884,597 shares of Common Stock of the Company owned by Seller (the “Transferred Shares”).
1.2. Purchase Price. The purchase price for the Transferred Shares shall be $21.76 per share, that is, $41,008,830.72 in total (the “Purchase Price”).

2.     Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place on November 30, 2012 (the “Closing Date”), by physical delivery to the Company of the Transferred Shares prior to the close of business on the Closing Date and payment by the Company of the Purchase Price prior to the close of business on the Closing Date by wire transfer of immediately available funds to accounts designated in writing by Sellers.

3.     Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Company, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, and each of which shall survive the Closing and the transactions contemplated hereby:

3.1.    Ownership. Seller is the sole direct beneficial owner of the Transferred Shares. The Transferred Shares are owned by Seller, and will be transferred to the Company, free and clear of any and all liens, pledges, claims, encumbrances, security interests, rights of first refusal, options, conditions, restrictions, rights, interests or charges of any kind or character.
3.2.     Authority. The Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Seller.
3.3.     Binding Obligations. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity.
3.4.     Consents. No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Seller to perform their obligations under this Agreement, except for such as have been obtained.

4.    Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Seller each of which is true and correct on the date hereof and will be true and correct on the Closing Date, and each of which shall survive the Closing and the transactions contemplated hereby:

4.1    Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company.
4.2.     Binding Obligations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.
4.3.     Consent. No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

5.    Conditions to Closing.
5.1.     Company's Conditions. The obligation of Company to Close is subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by Company: (a) the representations and warranties made by the Seller in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and (b) the Seller shall have performed and complied with all of its obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date.
5.2.    Seller's Conditions. The obligation of the Seller to Close is subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by Seller: (a) the Company's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and (b) the Company shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.

6.    Termination. This Agreement may be terminated on or prior to the Closing Date as follows: (a) by mutual written consent of the parties hereto, (b) by the Seller if the conditions precedent contained in Section 5.2 hereof have not been fulfilled or waived in writing on or prior to the Closing Date or (c) by the Company if the conditions precedent contained in Section 5.1 hereof have not been fulfilled or waived in writing on or prior to the Closing Date. In the event of termination by any party as provided above, written notice shall promptly be given to the other parties and each party shall pay his or her own expenses incident to the negotiation and consummation of this Agreement and the transactions contemplated hereby. A termination under the provisions of this Section 6 shall not prejudice any claim that any party may have hereunder or in law or in equity.

7.    Miscellaneous.

7.1.     Public Announcements; Filings. The parties acknowledge that promptly after the Closing, the Company will file with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the execution and delivery of this Agreement.

7.2     Notices. All notices, requests and other communications to any party hereunder will be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and will be given to such party at its address or facsimile number set forth in this Section or at such other address or facsimile number as such party may hereafter specify in writing. Each such notice, request or other communication will be effective (a) if given by facsimile, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received by the sender, (b) if given by mail, upon the earlier of actual receipt or three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, properly addressed and with proper postage prepaid, (c) one (1) business day after deposit with an internationally reputable overnight courier properly addressed and with all charges prepaid or (d) when received, if by any other means.
Company:            Euronet Worldwide, Inc.
3500 College Boulevard
Leawood, Kansas 66211
Attention: Rick Weller, CFO

Seller:                West Side Investment Management, Inc.
400 South 4th Street, 3rd Floor
Las Vegas, Nevada 89101
Attention: Ken Woloson, Assistant Secretary

The parties will promptly notify each other in the manner provided in this Section of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee. Communications by facsimile also will be sent concurrently by mail, but will in any event be effective as stated above.
7.3.     Expenses. The Company and the Seller will each pay its own expenses with respect to this Agreement.
7.4.     Assignment. No party will assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each of the other party.
7.5.     Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
7.6.    Waiver, Amendment, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to or departures from the provisions hereof will be effective, unless set forth in a writing signed by, and delivered to, both parties. No failure or delay of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

7.7     Binding Agreement; No Third party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.
7.8     Governing Law; Exclusive Jurisdiction; Service of Process. This Agreement will be governed by and construed in accordance with the internal laws of the state of Delaware, without regard to conflicts of laws principles.
7.9.     Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

Euronet Worldwide, Inc.

By: __/s/ MICHAEL J. BROWN_______                Name:     Michael J. Brown                        Title: CEO

West Side Investment Management, Inc.

By: __/s/ GERARD M. LAVIN________            Name: Gerard M. Lavin
Title: President